Exhibit 5.20

CONSENT OF APEX GEOSCIENCE LTD.

Ladies and Gentlemen:

The undersigned company hereby consents to (1) the references to the undersigned company’s name included or incorporated by reference in the Registration Statement on Form F-10 of Fury Gold Mines Limited in connection with the report entitled “Technical Report for the Huilacollo Project, Tacna Province, Southern Peru” dated effective September 29, 2017 (the “Report”), (2) the references to Bahram Bahrami, B.Sc., P.Geo., who acted as a “qualified person”, as defined in NI 43-101, in connection with the Report, included or incorporated by reference in the Registration Statement on Form F-10 filed by Fury Gold Mines Limited with the United States Securities and Exchange Commission, in connection with the Report, and (3) all other references to the undersigned company included or incorporated by reference in the Registration Statement on Form F-10 of Fury Gold Mines Limited.

Dated: May 10, 2021

On behalf of,

APEX GEOSCIENCE LTD.

By:	/s/ Michael B. Dufresne
Name:	Michael B. Dufresnse
Title:	President & Principal
APEX Geoscience Ltd.